Exhibit 10.2

AMENDMENT NO. 1 TO

STOCKHOLDER PROTECTION RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 to the Stockholder Protection Rights Agreement (“Rights Agreement”) dated as of February 14, 2000 by and between Papa John’s International, Inc. (the “Company”) and National City Bank, as Rights Agent, is made and entered into as of the 24th day of December, 2002.

RECITALS:

A.            The Company and the Rights Agent entered into the Rights Agreement as of February 14, 2000.

B.            Section 5.4 of the Rights Agreement provides that the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in any respect without the approval of any holders of rights prior to the close of business on the “Flip-In Date” (as defined in Section 1.1(k) of the Rights Agreement) and a “Flip-In Date” has not occurred.

C.            The Company and the Rights Agent desire to amend the Rights Agreement to modify the definition of “Acquiring Person.”

AGREEMENT:

The parties hereby agree as follows:

1.             Amendment of Section 1.1(a).  Section 1.1(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

(a)           “Acquiring Person” shall mean any Person (as hereinafter defined) who is a Beneficial Owner of 15% or more of the outstanding shares of Common Stock; provided, however, that the term “Acquiring Person” shall not include (i) the Company, (ii) any Subsidiary (as hereinafter defined) of the Company, (iii) any employee benefit or compensation plan of the Company or any Subsidiary of the Company, (iv) any entity holding Common Stock for or pursuant to the terms of any such employee benefit or compensation plan, (v) an Exempt Person (as hereinafter defined), (vi) any Person who shall become the Beneficial Owner of 15% or more of the outstanding shares of Common Stock solely as a result of an acquisition by the Company of shares of Common Stock, until such time hereafter or thereafter as such Person shall become the Beneficial Owner (other than by means of a stock dividend or stock split) of additional shares of Common Stock representing 1% or more of the Common Stock then outstanding, (vii) any Person who is the Beneficial Owner of 15% or more of the outstanding shares of Common Stock but who acquired Beneficial Ownership of shares of Common Stock without any plan or intention to seek or affect control of the Company, if such Person promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting power, with respect to such shares), sufficient shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) so that such Person ceases to be the Beneficial Owner of 15% or more of the outstanding shares of Common Stock or (viii) any Person who Beneficially Owns shares of Common Stock consisting solely of one or more of (A) shares of Common Stock Beneficially Owned pursuant to the grant or exercise of an option granted to such Person by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Flip-In Date, (B) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock), Beneficially Owned by such Person or its Affiliates or Associates at the time of grant of such option or (C) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) acquired by Affiliates or Associates of such Person after the time of such grant which, in the aggregate, amount to less than 1% of the outstanding shares of Common Stock.

2.             No Other Changes.  Except as amended pursuant to Section 1, all of the provisions of the Rights Agreement shall remain unchanged and in full force and effect.

3.             Miscellaneous.  This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

PAPA JOHN’S INTERNATIONAL, INC.		NATIONAL CITY BANK

By:	/s/ J. David Flanery	By:	/s/ Sherry L. Damore
	J. David Flanery		Sherry L. Damore

Title:	Senior Vice President of Finance	Title:	Vice President